Exhibit 99.4

Consent of Gilbert L. Klemann, II

I, Gilbert L. Klemann, II, hereby consent to being named as a nominee for director of DimonStandard Incorporated in the Joint Proxy Statement/Prospectus of DIMON Incorporated and Standard Commercial Corporation, as filed with the Securities and Exchange Commission on January 19, 2005 as part of a Registration Statement on Form S-4 of DIMON Incorporated, and in any amendments or supplements thereto.

/s/ Gilbert L. Klemann, II

Wilson, North Carolina

January 19, 2005